Exhibit 99.1

FOR IMMEDIATE RELEASE

THE INVENTURE GROUP TO ADD EXTRUDED PRODUCTION TO EXISTING SNACK MANUFACTURING
CAPABILITIES

Growing U.S. Demand for Extruded Snack Foods Drives Q3 Expansion

Phoenix, AZ, May 6, 2010 —The Inventure Group, Inc. (Nasdaq: SNAK), a leading specialty snack food company, will expand its Bluffton, Ind. manufacturing facility to add extruded snack production capabilities later this year. The $4 million expansion is expected to be complete by the third quarter of 2010.

The addition of the latest state-of-the-art extrusion technology expands manufacturing capabilities at the Bluffton facility to include sheeted dough, pellet and extruded baked snacks.  The new investment allows The Inventure Group to continue to develop the unique new products that have positioned the Company as a leading snack food innovator.

In addition, The Inventure Group will bring manufacturing inside that is currently outsourced, including its popular Burger King™ Onion Rings and T.G.I. Friday’s® Mozzarella Sticks.

“This new extrusion technology allows us to take our expertise as snack food innovators to a new, growing category of snack foods,” said Terry McDaniel, CEO of The Inventure Group. “It allows us to leverage our current Bluffton infrastructure to increase margins for all of the products we manufacture at that facility, and ultimately it increases in the number of new and innovative products we’ll bring to market each year.”

According to a recent Information Resources (IRI) report, sales of cheese and extruded snacks are up 10 percent over last year, pushing the extruded snack category to an all-time high of $732 million in sales.

In the past 12 months, The Inventure Group has added a number of new extruded products including Burger King™ French Toast Sticks and T.G.I. Friday’s™ Buffalo Sticks.

“The extruded snack category began with the basic cheese puff years ago, so it’s amazing to see the innovation that has happened in recent years” said Steve Sklar, vice president of marketing at The Inventure Group. “We’ve been on the cutting edge with our extruded concepts, and certainly the new manufacturing capabilities are going to allow us even greater creative flexibility when dreaming up the next French Toast Stick or Hot & Spicy Onion Ring snack.”

Clextral Group, a leading international food processing company, will manufacture and install the proprietary extruded production line in Bluffton.

NewsCap:

Press Release: The Inventure Group brings extruded snack production to Bluffton, Ind. to build Burger King™, T.G.I. Friday’s® snack brands.

About The Inventure Group, Inc.

With manufacturing facilities in Arizona, Indiana and Washington, The Inventure Group (Nasdaq:SNAK) is a marketer and manufacturer of Intensely Different™ specialty brands in indulgent and better-for-you food categories under a variety of Company owned or licensed brand names, including T.G.I. Friday’s®, BURGER KING™, Jamba™, Rader Farms®, Boulder Canyon™ Natural Foods, Poore Brothers®, Tato Skins® and Bob’s Texas Style®. For further information about The Inventure Group please visit http://www.inventuregroup.net.

Statements contained in this press release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ from the forward-looking statements contained in this press release and that may affect the Company’s prospects in general include, but are not limited to, the potential need for additional financing, acquisition-related risks, significant competition, customer acceptance of new products, dependence upon major customers, dependence upon existing and future license agreements, general risks related to the food products industry, and such other factors as are described in the Company’s filings with the Securities and Exchange Commission.

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Contact

Matt Jackson, Lambert, Edwards & Associates

616.233.0500  mjackson@lambert-edwards.com